                                                                    EX-10.(af)


                              Hendricks & Partners

---------------------------------------------------
The  printed  portions  of this form
have been approved
by the Colorado Real Estate Commission. (CBS2-7-96)
---------------------------------------------------

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

                                   COMMERCIAL
                      CONTRACT TO BUY AND SELL REAL ESTATE

                                                     November 20, 1997

1.    PARTIES AND PROPERTY.

              Skyline Rentals, Ltd., A Colorado limited partnership

buyer(s) [Buyer], agrees to buy, and the undersigned seller(s) [Seller] agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of Jefferson, Colorado to wit:

Americana Lakewood I Legal Description:
Lots 1 and 2, and Tracts, B, E, F, G and H, Americana-Lakewood, excepting therefrom, that portion of Lot 1 and Tract B as conveyed to the City of Lakewood in County of Jefferson, State of Colorado.

known as No.: 12598 W. Dakota Avenue, Lakewood, CO

together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively, the Property).

2. INCLUSIONS/EXCLUSIONS. The purchase price includes the following items (a) if attached to the Property on the date of this contract: lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, water softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and
      (c) All personal property owned by the Seller presently located on the Property used in the operation or maintenance of the Property in its "as is" condition.

The above described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale:

none.

3. PURCHASE PRICE AND TERMS. The purchase price shall be $15,066,000, payable in U.S. dollars by Buyer as follows: (Complete the applicable terms below.)

(a)   Earnest Money

$62,000 in the form of a check, as earnest money deposit and part payment of the purchase price, payable to and held by North American Title Company , in its trust account on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing. Said earnest money check shall be deposited pursuant to Section 21 (o).

The balance of $15,004,000 (purchase price less earnest money) shall be paid as follows:

(b)   Cash at Closing

$3,004,000, plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, electronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds). Subject to the provisions of Section 4, if the existing loan balance at the time of closing shall be different from the loan balance in
Section 3, the adjustment shall be made in Good Funds at closing or paid as follows:
to Buyer.

(c)   New Loan

$12,000,000 by Buyer obtaining a new loan. This loan will be secured by a 1st deed of trust on Americana Lakewood I only.

The loan shall be amortized over a period of 20 years at approximately $98,884.32 per month including principal and interest not to exceed 7.8% per annum, plus, if required by Buyer's lender, a monthly deposit of 1/12 of the estimated annual real estate taxes, property insurance premium, and mortgage insurance premium. If the loan is an adjustable interest rate or graduated payment loan, the monthly payments and interest rate initially shall not exceed the figures set forth above.

Loan discount points, if any, shall be paid to lender at closing and shall not exceed 1% of the total loan amount. Notwithstanding the loan's interest rate, all loan discount points shall be paid by Buyer.

Buyer shall timely pay a loan origination fee not to exceed 1.0% of the loan amount and Buyer's loan costs.

(d)   Assumption

$5,945,000 by Buyer's assuming and agreeing to pay an existing HUD loan in this approximate amount, presently payable at $44,328 per month principal, interest presently at 8.625%% per annum, and including an additional escrow for the following as indicated:

|X| real estate taxes, |X| property insurance premium, |X| mortgage insurance premium, and N/A. Buyer agrees to pay a loan transfer fee not to exceed 1% of loan balance. At the time of assumption, the new interest rate shall not exceed 8.625% per annum and the new monthly payment shall not exceed $44,328 principal and interest, plus the additional escrow, as identified herein if any.

Seller |X| shall be released from liability on said loan. If applicable, compliance with the requirements for release from liability shall be evidenced by delivery at closing of an appropriate letter from lender. Cost payable for release of liability shall be paid by Seller in an amount not to exceed $5,000.


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4.    FINANCING CONDITIONS AND OBLIGATIONS.

      (a) Loan Application(s). If Buyer is to pay all or part of the purchase price as set forth in Section 3 by obtaining a new loan or if an existing loan is not to be released at closing. Buyer, if required by such lender, shall make written application within 14 calendar days from acceptance of this contract. Buyer shall cooperate with Seller and lender to obtain loan approval, diligently and timely pursue same in good faith, execute all documents and furnish all information and documents required by the lender, and, subject to Section 3, timely pay the costs of obtaining such loan or lender consent.

      (b) Loan Approval. If Buyer is to pay all or part of the purchase price by obtaining a new loan as specified in Section 3, this contract is conditional upon lender's approval of the new loan on or before December 24, 1997. If not so approved by said date, this contract shall terminate. If approved by such date, Buyer shall have no financing contingency with respect to the acquisition of a new loan under this contract.

      (c) Existing HUD Loan Review. If an existing loan is not to be released at closing, Seller shall provide copies of the loan documents (including note, deed of trust, modifications) to Buyer within five (5) calendar days from acceptance of this contract. This contract is conditional upon Buyer's review and approval of the provisions of such loan documents. Buyer consents to the provisions of such loan documents if no written objection is received by Seller from Buyer within ten (10) calendar days from Buyer's receipt of such documents. If the lender's approval of a transfer of the Property is required, this contract is conditional upon Buyer's obtaining such approval without change in the terms of such loan, except as set forth in Section 3. If lender's approval is not obtained on or before December 24, 1997, this contract shall terminate, provided that if Buyer has diligently and timely pursued such approval but has not obtained approval of the lender as of December 24, 1997, and all other contingencies have been either satisfied or waived by Buyer, then Buyer may continue to timely and diligently pursue lender's approval through the date of closing rather than terminate this contract, it being understood that the Buyer must acknowledge satisfaction of all other contingencies under this contract by December 24, 1997. The closing date stated in paragraph 11 of this contract may be delayed for only the HUD contingency stated in this paragraph 4(c), but in no event shall closing be extended beyond January 26, 1998, even if the HUD loan contingency is not satisfied, it being understood that the closing shall occur no later than January 26, 1998 or this contract shall terminate. If Seller is to be released from liability under such existing loan and Buyer does not obtain such compliance as set forth in Section 3, this contract may be terminated at Seller's option.

      (d) Assumption Balance. If Buyer is to pay all or part of the purchase price by assuming an existing loan and if the actual principal balance of the existing loan at the date of closing is less than the amount identified upon Buyer's review under Section 4(c) and the amount of cash required from Buyer at closing is increased by more than $25,000, then Buyer may terminate this contract effective upon receipt by Seller of Buyer's written notice of termination.

6. COST OF APPRAISAL. Cost of any appraisal to be obtained after the date of this contract shall be timely paid by Buyer.

7. NOT ASSIGNABLE. This contract shall not be assignable by Buyer without Seller's prior written consent., except as provided in Section 21 (n). Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

8. EVIDENCE OF TITLE. Seller shall furnish to Buyer, at Seller's expense, either a current commitment for owner's title insurance policy in an amount equal to the purchase price on or before 10 CDMEC (Title Deadline). Buyer requires of Seller that copies of instruments listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 8, constitute the title documents (Title Documents). Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing. Said commitment shall provide for owner's extended coverage. Buyer shall pay the cost of any endorsements requested by Buyer.

9.    TITLE.


No. CBS2-7-96                                                       Page 2 of 6
                                                         Initials:_____________

      (a) Title Review. Buyer shall have the right to inspect the Title Documents. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents or abstract shall be signed by or on behalf of Buyer and given to Seller on or before 15 calendar days after Title Deadline, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment, together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

      (b) Matters Not Shown by the Public Records. Pursuant to Section 21 (f), on or before the Title Deadline set forth in Section 8, Seller shall make available to Buyer true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before 15 calendar days after the Title Deadline. If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

      (c) Special Taxing Districts. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

            In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller on or before the date set forth in subsection 9(b), this contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.

      (d) Right to Cure. If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection
      (a) or (b) above, Seller shall, subject to Section 21(w), use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate, provided, however, Buyer may, by written notice received by Seller, on or before closing, waive objection to said unsatisfactory title condition(s). Such termination shall be Buyer's sole and exclusive remedy under this Section (9d).

10. INSPECTION. Buyer or any designee, shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyer's expense. If written notice of any unsatisfactory condition, in Buyer's discretion, signed by or on behalf of Buyer, is not received by Seller 25 CDMEC (Objection Deadline), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof 30 CDMEC (Resolution Deadline), this contract shall terminate three (3) calendar days following the Resolution Deadline; unless, within the three (3) calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. Buyer is responsible for and shall pay for any damage which occurs to the Property and Inclusions as a result of such inspection.

11. DATE OF CLOSING. The date of closing shall be as of January 9, 1998. The hour and place of closing shall be designated by mutual agreement.

12. TRANSFER OF TITLE. Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient special warranty deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except those matters excepted by Buyer pursuant to Section 9 above and the loan to be assumed by Buyer pursuant to Section 3(d).

      Title shall be conveyed free and clear of all liens except (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a), (iii) those rights, if any, of third parties in the Property not shown by the public records in accordance with subsection 9(b), (iv) inclusion of the Property within any special taxing district, and (v) subject to building and zoning regulations.

13. PAYMENTS OF ENCUMBRANCES. Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

14. CLOSING COSTS, DOCUMENTS AND SERVICES. Buyer and Seller shall pay, in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $500.00 and shall be paid at closing by Buyer and Seller equally. The local transfer tax of 0% of the purchase price shall be paid at closing by N/A. Any sales and use tax that may accrue because of this transaction shall be paid when due by Buyer.

15. PRORATIONS. General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, water and sewer charges, owner's association dues, and interest on continuing loan(s), if any, and other similar items shall be prorated to date of closing as a final settlement.

      (a) Costs and expenses of operation prior to closing shall be paid by Seller and those after closing by the Buyer. Any bills, invoices or statements received by Buyer following the closing for items payable by Seller shall be forwarded to Seller by the 10th day of the month following receipt by Buyer. If bills cover a period both before and after closing, Buyer shall pay the same and invoice Seller for Seller's share.

      (b) Rents collected by Seller for the month of closing shall be prorated at closing. Uncollected rents and other sums payable under the Leases which have accrued prior to the Closing Date ("Delinquent Rents") shall not be prorated at the Closing. If, after the Closing Date, Buyer receives any rents from the tenant under any Lease at a time when there are uncollected Delinquent Rents owing pursuant to such Lease, then such collections (net of the reasonable costs of collection and inclusive of reasonable attorney's fees) shall first be applied to rents and other sums payable pursuant to the Lease for the month, prior to when Closing occurs, next for rents and other sums due for the month of closing, and then to months after the month of Closing. Buyer shall remit to Seller any amounts owed for Delinquent Rents on or before the 10th day of the month following the month of collection, and Buyer shall promptly remit the balance, if any, to Seller to the extent any Delinquent Rent remains unpaid to Seller with respect to such Lease.


16. POSSESSION. Possession of the Property shall be delivered to Buyer as follows: Date of closing


No. CBS2-7-96                                                       Page 3 of 6
                                                         Initials:_____________
      subject to the following lease(s) or tenancy(s): Those in effect at time of closing.

      If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $5000.00 per day from the date of agreed possession until possession is delivered.

17. CONDITION OF AND DAMAGE TO PROPERTY. Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing, and the closing may be extended so that Seller can complete such repairs. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller may (i) shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, (ii) give to Buyer at closing or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement., or (iii) provide written notice to Buyer that Buyer may, within 5 days after such notice, terminate this contract or accept the Inclusions, "As-Is" with no change in the purchase price.

18. TIME OF ESSENCE/REMEDIES. Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

      (a) IF BUYER IS IN DEFAULT: (Check one box only.)

            |X| (2) Liquidated Damages. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

      (b) IF SELLER IS IN DEFAULT: As Buyer's sole and exclusive remedies for Seller's defaults, Buyer may either (i) elect to treat this contract as canceled, in which case all payments and things of value received hereunder shall be returned and Buyer may sue for its actual (but not consequential, indirect or punitive) damages as a result of Seller's breach in an amount not to exceed $100,000, or (ii) may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance, but not damages.

      (c) COSTS AND EXPENSES. Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

19. EARNEST MONEY DISPUTE. Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker's or closing agent's option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorneys fees.

21. ADDITIONAL PROVISIONS: (The language of these additional provisions has not been approved by the Colorado Real Estate Commission.)

(a)   See attached addendum for Additional Provisions.

22. RECOMMENDATION OF LEGAL COUNSEL. By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

23. TERMINATION. In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

24. SELLING COMPANY BROKER RELATIONSHIP. The selling broker, Hendricks & Partners LLC and its salespersons have been engaged as a Transaction Broker. Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

27. MODIFICATION OF THIS CONTRACT. No subsequent modification or any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.


No. CBS2-7-96                                                       Page 4 of 6
                                                         Initials:_____________
      and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.

Skyline Rentals Ltd., a Colorado limited partnership
By: Skyline Realty Inc., a Colorado Corporation, General Partner

Buyer:   /s/ James A. Billings             Date: _______________________________
         James A. Billings, President            Date of Buyer's Signature

         Buyer's Address:      143 Union Boulevard, Suite 550
                               Lakewood, CO 80228
         Buyer's Telephone:    986-1500

AMERICANA LAKEWOOD I
Virginia Street Associates Limited Partnership
By: American Real Estate Investment L.P., a Delaware limited partnership
       By: American Real Estate Investment Corporation, a Maryland Corporation,
           General Partner

Seller:  By: /s/ Evan Zucker                Address:  1670 Broadway, #3350
            ----------------                          Denver, CO 80202
                                                      Telephone: (303) 869-4700
Date:    December 31, 1997

================================================================================

The undersigned Broker(s) acknowledges receipt of the earnest money deposit specified in section 3. and Selling Company confirms its Broker Relationship as set forth in Section 24.

Selling Company:

HENDRICKS & PARTNERS, L.L.C.
         Address:     1050 Seventeenth Street, Suite 1930
                      Denver, CO 80265
         Telephone:   303-607-9001
         Fax:         303-607-9024

By: ---------------------------------       Date: ____________________________
        Charles B. Sweeney

Listing Company:

HENDRICKS & PARTNERS, L.L.C.
         Address:     1050 Seventeenth Street, Suite 1930
                      Denver, CO 80265
         Telephone:   303-607-9001
         Fax:         303-607-9024

By: ---------------------------------       Date: ____________________________
        Charles B. Sweeney


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Note: Closing Instructions should be signed at the time this contract is signed.
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No. CBS2-7-96                                                       Page 4 of 6
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                                                         Exhibit 10(af) Addendum

                                    ADDENDUM

To that certain Commercial Contract to Buy and Sell Real Estate dated November 12, 1997 by and between Skyline Rentals Ltd., a Colorado limited partnership as Buyer, and For Americana Lakewood I, Virginia Street Associates Limited Partnership and For Americana Lakewood II, Americana Development Associates, L.P. as Seller, concerning certain real property located at 12598 W. Dakota Avenue, Lakewood, CO. If any provision in the printed form of said contract is inconsistent with any provision contained herein, then and in that event this Addendum shall control.

21.   ADDITIONAL PROVISIONS

(a)   Inspection.

(i) Section 10 shall be amended by the addition of the following language: The term "inspection" shall include but not be limited to an inspection of the roof, walls, structural integrity of the Property, an inspection of the Inclusions, and a determination of the existence or nonexistence of asbestos and urea formaldehyde insulation, lead-based paint, PCB transformers, radon gas, hazardous or toxic substances, and/or under ground storage tanks in or on the Property; provided that Buyer will not disturb, penetrate or alter the physical condition, structure, roof or Property or Inclusions, without Seller's prior written consent (which may be given or withheld in Seller's sole discretion). The Buyer shall not permit any mechanic's or materialmen's liens to be filed against the Property and hereby indemnifies and holds the Seller harmless from and against any liability, damage, injury, expense or cost which may be incurred by the Seller in connection with Buyer's entry upon or inspection of the Premises, including, but not limited to, any mechanic's or materialmen's liens which may be filed against the Property as a result of the provisions of this contract. This indemnity shall specifically include attorneys' fees and any costs incurred by the Seller to enforce this indemnity.

(ii) Buyer's inspection shall be at its sole cost and expenses and shall be made only during regular business hours, after reasonable notice to Seller and without disturbing Seller's use of the Property or the tenants located there in. The indemnity set forth in this Section is in addition to, and not limited by, Seller's remedies set forth in Section 18, and shall survive the termination of this contract.

(iii) Seller and Buyer shall cooperate during the inspection so as to minimize disruption of Seller's operation and management of the Property and tenants' occupancy of individual apartments. Buyer shall provide Seller with 96 hours notice of desired time of inspection so Seller can provide 48 hours advance notice as required by existing leases. Seller's representatives shall accompany Buyer's representatives during inspection of apartments.

(b) Hazardous material/ADA Disclosure. Buyer acknowledges that various materials, substances, or wastes utilized in the construction of any improvements situated on the Property may contain materials that may have been or may be in the future determined to be toxic, hazardous, pollutants or undesirable, including, but not limited to, asbestos, radon and lead (collectively, "Hazardous Materials"), and may need to be specifically treated or removed. In addition, the land ("Land") upon which the Property is situated, may have been contaminated by Hazardous Materials or subjected to underground or above-ground storage tanks or may have been contaminated by other sources. Buyer further acknowledges that the Property may be subject to the Americans With Disabilities Act ("ADA"), a federal law, which requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order

--------------------------------------------------------------------------------
This Addendum has not been approved by the Colorado Real Estate Commission. It was prepared by legal counsel for use by Hendricks & Partners L.L.C.
--------------------------------------------------------------------------------
                                                            Initials
to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons.

Buyer acknowledges that Hendricks & Partners L.L.C. and its employees and agents do not possess the expertise and are not qualified to determine whether or not the Property is affected by Hazardous Materials and that Hendricks & Partners L.L.C. recommends that all future owners and tenants with respect to the Property and the Land seek the advice of knowledgeable legal counsel, architects and other consultants in connection with determining the existence or nonexistence of Hazardous Materials and complying with the requirements of the ADA. Buyer acknowledges that Hendricks & Partners L.L.C. has not made an investigation or determination with respect to the matters set forth above and Buyer agrees to hold Hendricks & Partners L.L.C. harmless from and against any liability, damage, expense or cost which may be incurred by the parties in connection with the matters set forth herein.

                             INTENTIONALLY OMITTED

(d) CONVEYANCE "AS IS" AND WITHOUT WARRANTIES. BUYER UNDERSTANDS AND AGREES THAT IT IS PURCHASING THE PROPERTY, THE INCLUSIONS AND ANY OTHER PERSONAL PROPERTY TO BE TRANSFERRED TO BUYER IN AN "AS-IS" CONDITION AND THAT SELLER MAKES NO WARRANTIES, REPRESENTATIONS, OR GUARANTIES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER. BUYER HAS NOT RELIED (AND WILL NOT RELY) ON ANY VERBAL OR WRITTEN STATEMENT, PROMISE, WARRANTY, OR REPRESENTATION OF SELLER OR ANYONE ACTING FOR OR ON BEHALF OF SELLER NOR ON ANY PARTICULAR SKILL, KNOWLEDGE, OR EXPERTISE OF SELLER OR ANYONE ACTING FOR OR BEHALF OF SELLER, EXCEPT FOR ANY WRITTEN REPRESENTATION EXPRESSLY SET FORTH IN THIS CONTRACT. BUYER WILL ACQUIRE THE PROPERTY, THE INCLUSIONS AND ANY OTHER PERSONAL PROPERTY IN AN "AS-IS" AND "WITH ALL FAULTS" CONDITION AND STATE OF REPAIR, WAIVING ANY CLAIM BASED ON APPARENT OR LATENT DEFECTS OR DEFICIENCIES, WHETHER NOW OR HEREAFTER EXISTING. BUYER DOES HEREBY WAIVE, AND SELLER DOES HEREBY DISCLAIM, ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND, NATURE, OR TYPE WHATSOEVER WITH RESPECT TO THE PROPERTY, THE INCLUSIONS OR ANY OTHER PERSONAL PROPERTY INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF CONDITION, MERCHANTABILITY, TENANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, OR THE PRESENCE OF HAZARDOUS MATERIALS AND BUYER RELEASES SELLER FROM ANY CLAIM, CAUSE OF ACTION, OR OTHER ASSERTION OF RIGHT WITH REGARD THERETO.

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(e) Governmental Notices. Seller represents that as of this date no written notices, have been received from the Department of Health and Hospitals or from any local, country, state or federal governmental agency requiring corrective measures to the Property, and that it has no actual knowledge of any such verbal notices. If any such notices are received prior to closing, Seller agrees to disclose the same, in writing, to Buyer and Hendricks & Partners L.L.C. immediately upon receipt thereof. Upon the receipt of any notice, Seller shall have the option, in Seller's sole discretion, and for a period of thirty (30) calendar days in which to correct and cure the defect. The closing shall take place five (5) calendar days after said 30-calendar-day period expires, unless such date falls on a Saturday, Sunday or Federal or State holiday, in which event the closing shall take place on the next business day following such Saturday, Sunday or Federal or State holiday or on the date of closing as set forth in the contract, whichever is later. However, in the event the defect is not cured within said thirty (30) calendar-day period this contract shall terminate at Buyer's option and Buyer's sole remedy. If Buyer is not satisfied with Seller's cure of any defects and written notice thereof is received by Hendricks & Partners L.L.C. within two (2) calendar days after said 30-calendar-day period expires, this contract shall terminate as Buyer's sole remedy. If said written notice is not received by Hendricks & Partners L.L.C. within the time period specified above, the provisions of this paragraph shall be waived, Buyer will accept such defect As-Is, and this contract shall remain in full force and effect.

(f) Contingency. The closing of this contract is contingent upon Buyer's examination and approval of the following property documents in Seller's possession which, to Seller's actual knowledge, Seller represents have been prepared, kept or maintained by Seller in the ordinary regular course of business.

(i) A current rent roll listing the name of the tenant, apartment number, amount of rent, amount of security deposit, date to which the apartment is leased and any inducements the tenant received for leasing the apartment;

(ii)   Copies of all leases or contracts between tenants and Seller;

(iii) Copies of material contracts affecting the Property including but not limited to insurance policies and service contracts (trash removal, etc.);

(iv) Statements of income and expenses prepared by AIMCO and/ or its predecessor for the calendar year 1995 and 1996 and statements for 1997 year-to-date, which, to Seller's actual knowledge, are not materially inaccurate.

(v) A written inventory of personal property owned by the Seller and copies of accompanying warranties located on the Property and used in connection with the Property;

(vi)   Existing survey;

(vii)  Plans and specifications, if available;

(viii) Copies of environmental or engineering studies, if any;

(x)    Copies of existing loan documents.

(xi) Copies of inspections, reports, studies or other documents in Seller's possession or control relating to Americans with Disabilities Act (ADA) requirements,

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      recommendations, compliance, non-compliance, notices, or other documents relating to ADA.

Excluding leases, Seller shall provide Buyer with copies of the above documents in Seller's possession within 3 CDMEC.

Seller shall make available to Buyer for Buyer's review and copying copies of the foregoing documents, in Seller's possession, within three (3) CDMEC. If Buyer is not satisfied with the results of said examination and written notice thereof has not been received by Seller on or before twenty-two (22) CDMEC, this contingency shall be waived and the contract shall remain in full force and effect. If Buyer is dissatisfied with any matter, the provisions set forth in
Section 10 shall apply for resolution or termination.

(g) Survey On or before 25 days after CDMEC, Seller shall furnish to Buyer, at Seller's expense, a current monumented or pinned Improvement Survey Plat ("Survey") prepared by a land surveyor licensed in the State of Colorado. The Survey shall be certified to Seller, Buyer, and Hendricks & Partners, L.L.C. and the title insurance company and performed on the Property and shall show thereon the correct legal description; acreage and square footage; location of all fences, hedges or walls on or within two (2) feet of all sides of all boundaries of the Property; all boundary line dimensions; the dimension and location of all improvements; any and all ditches, easements, rights-of-way, and adjacent roadways, if any; and the location of all visible utilities on the Property and all underground utilities for which there is visible surface evidence. The Survey shall reflect all exceptions to title (where applicable) as reflected on the title commitment and shall disclose that a physical inspection on the Property revealed no improvements situated upon or adjacent to the Property are the subject of any encroachments, and that no easements or rights-of-way have been physically violated in any respect. In the event the items reflected in the Survey are not in conformance with the provisions of this paragraph and written notice of Buyer's objections is received by Hendricks & Partners, L.L.C. within five (5) calendar days from the date of receipt of said Survey by Buyer, Seller shall have a period of five (5) calendar days from the date of receipt of said notice in which to cure any such defects pursuant to the provisions of Sections 9(d) and 21(w). In the event such defects are not cured within said five (5) calendar-day period, this contract shall terminate at Buyer's option and sole remedy. If said written notice of Buyer's objections to the Survey is not received by Seller or if Buyer elects to waive the objections to the Survey, the Survey shall be accepted and this contract shall remain in full force and effect.

(h) Management and Maintenance. Seller agrees to manage and maintain the improvements on the Property from and after the date of mutual execution of this contract to the closing date in the ordinary course of its business, to commit no waste or nuisance and not to knowingly violate any zoning ordinance or building permit. Seller agrees that all insurance shall be kept in effect by the Seller until the closing date. Subject to casualty, Seller further agrees to maintain the Property in good repair and in the existing condition, ordinary wear and tear excepted as of this date and not to remove any personal property from the Property. Seller further agrees to assign to Buyer on the closing date all existing (and assignable) contractors' or manufacturers' warranties on the Property, if any.

(i) Tenant Notification/Security Deposits. All security and other deposits of or by tenants in connection with leases or otherwise shall be transferred to Buyer. On the date of closing, Seller shall notify the tenants who then occupy any portion of the Property stating that Seller's interest in the Property will terminate by virtue of the sale of the Property as of the date of closing and that all security deposits made by each of the tenants will be transferred to Buyer and giving the name and address of Buyer. At the time of closing, Seller shall furnish evidence of said notices to be given, render a complete accounting of all security deposits, and transfer all security deposits to Buyer. At the closing, Buyer will assume all liability to tenants with respect to such security deposits.

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(j) Leases Modification. Seller shall not amend, alter, modify, extend or cancel any of the existing leases on the Property nor shall Seller enter into any new leases affecting the Property, except in the ordinary course of business and consistent with past practices, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

(k)   Notice Provision. Notices shall be given to:

      Buyer:
      Skyline Rentals, Ltd.
      Attn.: James A. Billings
      143 Union Boulevard, Suite 550
      Lakewood, CO 80228
      Telephone No. 303-986-1500
      Facsimile No. 303-989-8073

      With copy to:
      Robert G. Pierce
      Richard H. Pierce
      Butler, Landrum and Pierce
      Attorneys for Skyline Rentals, Ltd.
      720 Kipling, Suite 201
      Lakewood, CO 80215
      Telephone No. 303-232-3888
      Facsimile No. 303-232-3892

      Seller:
      Evan Zucker
      Virginia Street Associates Limited Partnership
      Americana Development Associates, L.P.
      1670 Broadway, #3350
      Denver, CO  80202
      Telephone No.  303-869-4700
      Facsimile No.  303-869-4602

      With copy to:
      Gary M. Reiff
      410 17th St., 22nd Floor
      Denver, CO 80202
      Telephone No.  303-534-6335
      Facsimile No.  303-623-1956

All notices, demands and requests required to be given by either party to the other shall be in writing and shall either be hand delivered, transmitted by facsimile, or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the parties at the addresses set forth herein or at such other addresses as the parties may designate in writing delivered pursuant to this provision. Any notice when given as provided herein shall be deemed to have been delivered when personally served or transmitted by facsimile (with confirmation), or two (2) calendar days subsequent to the date that said notice was deposited with the United States Postal Service.

(l) Calendar Days. In the event any date called for herein falls on a Saturday, Sunday or Federal or State holiday, said date shall be extended to the next business day following such Saturday, Sunday or Federal or State holiday.

(m) CDMEC. As used in this contract, the term "CDMEC" shall be defined as calendar days from mutual execution of this contract.

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(n) Assignment. Buyer may assign this contract to any Affiliate without the consent of Seller, provided Buyer gives Seller written notice thereof within 2 calendar days after such assignment and the assignee assumes all of Buyer's obligations hereunder. As used herein, "Affiliate" means any entity which is controlled by, under common control with, or controls Buyer. As used herein, "control" or "controlled" means the ability to direct the management and decisions of the entity and the right to vote more than 50% of the equity interests of the entity.

(o) Earnest Money/Loan Assumption. Earnest money deposited pursuant to Paragraph 3 (a) shall be delivered to North American Title when this contract has been fully executed by all parties. Earnest money shall be deposited by North American Title in an interest bearing FDIC insured account and all interest shall be credited to Buyer.

(p) Management and Service Contracts. Except for the Automatic Laundry Lease and the TVMAX Telecommunications Contract, Management Agreements and Service Contracts in effect shall be terminated by Seller no later than 30 days after the date of closing unless Buyer elects to continue the same by the Title Deadline.

(q) Pending Actions. To Seller's actual knowledge, there are no actions pending or threatened against Seller or the Property, except as noted.

(r) Survival. All representations, covenants and conditions shall survive closing for a period of one year.

(s) Work Orders. To Seller's actual knowledge, there are no material work orders outstanding except as have been disclosed to Buyer pursuant to Section 21(f). If there are any such work orders outstanding, Seller shall make payment of amounts due in connection therewith for work occurring prior to closing.

(t) Notice of Default. In the event any party to this contract shall claim any other party to be in default of the terms and conditions of this contract or any other documents executed and delivered pursuant thereto, any covenant to be performed therein, or payment of any amount due thereunder, the party claiming default shall give notice to all other parties in writing stating in reasonable detail the default alleged to have occurred. Said notice shall be delivered to all other parties pursuant to Section 21(k). The party alleged to be in default shall have a period of ten (10) days after delivery of said notice (but not extending beyond the closing date, set forth in paragraph 11) within which to cure or correct such default, and in the event the same shall be so cured or corrected, then this contract shall continue in full force and effect. In the event the party alleged to be in default shall not cure or correct such default or shall not advise the party claiming default in writing as to the reasons the party alleged to be in default does not believe such default exists, the parties not in default shall have remedies set forth in Section 18.

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(v) Buyer Disclosure. Seller acknowledges having been advised by Hendricks &
Partners that Skyline Realty, Inc., a principal in the buying entity is a licensed real estate broker in the State of Colorado, and will not be participating in the commission to be paid by Seller, and Seller has no objection thereto. Both Buyer and Seller represent and warrant to the other that, other than Hendricks & Partners, neither has engaged any broker or other agent or finder in this matter, and shall indemnify and hold harmless the other for any breach of this representation, including for any costs, expenses, liabilities and reasonable attorneys' fees resulting therefrom.

(w). Liens. Supplementing Section 9(d), the parties agree that, in using reasonable efforts to correct any unsatisfactory title condition, Seller will not be required to spend any money except as necessary to pay the amount of (i) any liens for ordinary real estate taxes due for any period before the year of closing, (ii) installment payments accrued pursuant to any special assessment for any period before the date of closing, (iii) any mechanics' liens for work or materials, provided those liens are not imposed as a result of any inspection or other activities of Buyer or its employees, agents, contractors, consultants or representatives, and (iv) any liens securing indebtedness owing by Seller to any private third party (except the loan to be assumed by Buyer pursuant to Section 3(d)).

(x) Actual Knowledge of Seller. For purposes of this contract, the "Actual Knowledge of Seller", "Actual Knowledge" or any variation thereof, means and is limited to the actual knowledge of Evan Zucker and Rick Burger, and will not include any notice or knowledge that may be imputed to either of them or constructively attributed to either of them, nor will the use of the phrase imply that any special inquiry or investigation has been undertaken by either of them with respect to the matter to which the phrase applies. Neither Mr. Zucker nor Mr. Burger will have any personal liability under this contract with respect to any liability or obligation of Seller.

(y) Assumption of Contracts and Leases. At closing, and from and after the closing, Buyer shall assume all Seller's rights and obligations under (i) all leases with tenants, and (ii) all Management Agreements, Service Contracts and other agreements not terminated pursuant to Section 21(p), including the Automatic Laundry Lease and TVMAX Telecommunications Contract (provided that Buyer shall be liable under such Management Agreements, Service Contracts and other agreements which are terminated for a period not to exceed 30 days after the date of closing).

(z) Severable Obligations. Buyer acknowledges and agrees that (i) it will be purchasing Americana Lakewood I from Virginia Street Associates Limited Partnership ("Virginia") and Americana Lakewood II from Americana Development Associates, L.P. ("ADALP"), (ii) the obligations of each of Virginia and ADALP under this contract are several, and not joint, and (iii) Buyer cannot terminate this contract with respect to either Americana Lakewood I or Americana Lakewood II without terminating this contract with respect to the entire Property, it being the express intent of the parties that Buyer must acquire both, and not one, of such parcels. If Buyer is required, as a condition to assuming the loan referenced in Section 3(d), to have a separate contract to acquire Americana Lakewood II, then the Buyer and Seller will re-enter this contract to have separate contracts with respect to Americana Lakewood I and Americana Lakewood II on the same terms and conditions as set for herein, except solely with respect to the allocation of the Purchase Price to the two contracts.

(aa) No Recording. Neither this contract nor any memorandum of it may be recorded. If Buyer breaches this provision, Seller may declare Buyer in default and pursue all remedies provided for default in this contract or available at law or equity.

(ab) 1031 Exchange. Buyer, at the request of Seller, agrees to cooperate with Seller or any constituent partners, members or shareholders of Seller who may dispose of

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any of the Property in a tax deferred exchange pursuant to Section 1031 of the
Internal Revenue Code of 1986, as amended (the "Code"). Such cooperation shall be limited to execution of standard and customary documentation to comply with the exchange provisions under the Code and allowing a distribution or partial distribution in kind of any or all of the Property from Seller to one or more entities or partners, members or shareholders of Seller, including, but not limited to, a reorganization of Seller, and a transfer of a portion of the Property by deed or deeds from the Seller to entities, partners, members, or shareholders of Seller to Buyer in accordance with Seller's obligations under this contract. In order to implement such exchange, Seller may, upon notice to Buyer, assign its rights, but not its obligations under the contract to a third party designated by Seller, to act as a qualified intermediary (as such phrase is defined in the applicable Internal Revenue Service regulations). In no event, however, shall Buyer incur any additional expense or liability as a result of such exchange or as a result of Seller's acquisition of any other property or properties. In no event shall Buyer be required to take title or convey any real or personal property other than the Property.

(ac) Facsimile signatures shall be valid and binding on all parties. Original signed copies shall be forwarded to all signed parties as soon as feasible following signing.

(ad) Seller reserves the right, by December 24, 1997, to grant appropriate easements over the Property to TVMAX Telecommunications consistent with TVMAX's existing and reasonably anticipated use of the Property, and any such easements will be added to the Buyer's title policy.


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